Exhibit 99.1

Media Relations Contacts:

Tracy Benelli
Peregrine Systems, Inc.
(858) 720-5609
Tracy.benelli@peregrine.com

Hugh Burnham
The Fortex Group
(212) 631-4251
hugh@fortexgroup.com

Investor Relations
Contact:

Heidi Flannery
Ficomm
(541) 322-0230
Heidi.flannery@ficomm.com

Peregrine Systems® Announces Financial Results for the First Quarter Ended June 30, 2005 of Fiscal Year 2006 and the Filing of an Amendment to its Annual Report on Form 10-K

SAN DIEGO, October 18, 2005—Peregrine Systems, Inc. (OTC: PRGN) (the “Company” or “Peregrine”), a leading provider of enterprise asset and service management solutions, today filed its quarterly report on Form 10-Q, which includes financial results for the Company’s fiscal year 2006 first quarter ended June 30, 2005 with the U.S. Securities and Exchange Commission (the “SEC”).

The Company also filed an Annual Report on Form 10-K/A to amend its Annual Report on Form 10-K for the fiscal year ended March 31, 2005 (together, the “Amended Annual Report”) to, among other things, provide management’s report on its assessment of internal control over financial reporting and include the report of its independent registered public accounting firm that now includes their report on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting. Also, in response to a comment letter from the Securities and Exchange Commission regarding the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005 filed July 1, 2005, the Amended Annual Report amends, among other items, the classification of amortization of developed technology to include it as a component of cost of licenses in the consolidated statements of operations and presents a gross profit line item in the quarterly financial data.

On September 19, 2005 the Company announced that it had entered into an Agreement and Plan of Merger with Hewlett-Packard Company and a wholly owned subsidiary of Hewlett-Packard Company, pursuant to which the Company will become a subsidiary of Hewlett-Packard. Upon completion of the merger, each Company stockholder will receive $26.08 in cash for each share of common stock. The consummation of the merger is subject to customary closing conditions.

First Quarter Fiscal 2006—GAAP Financial Results and Highlights:

Results of operations for the Company were reported for the three months ended June 30, 2005.

•       Total revenue was $44.6 million for the three months ended June 30, 2005, an increase of $4.4 million, or 11 percent, from $40.2 million reported for the three months ended June 30, 2004.

•       Total license revenue was $13.5 million for the three months ended June 30, 2005, an increase of $2.4 million, or 21 percent, from the $11.1 million reported for the three months ended June 30, 2004.

•       For the three months ended June 30, 2005, Peregrine’s net loss was $9.8 million, or $(0.65) per basic and diluted share on 15.1 million weighted-average shares outstanding. For the three months ended June 30, 2004, net loss was $15.2 million, or $(1.01) per basic and diluted share on 15.0 million weighted-average shares outstanding.

As of June 30, 2005 the Company’s cash and cash equivalents, excluding restricted cash, was approximately $76.4 million. The non-trade debt totaled $47.0 million and consisted of senior notes and non-interest bearing notes to satisfy pre-petition debt.

Non-GAAP Financial Results:

•       Peregrine reported a non-GAAP net loss of $5.6 million, or $(0.37) per basic and diluted share, for the three months ended June 30, 2005, compared to a non-GAAP net loss of $8.6 million, or $(0.57) per basic and diluted share, for the three months ended June 30, 2004. The non-GAAP results exclude charges for amortization of intangibles, restructuring, bankruptcy reorganization and other non-recurring income items.

The Company has reconciled the non-GAAP net loss to GAAP net loss in a table accompanying this press release. The non-GAAP net loss is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Peregrine uses non-GAAP information in analyzing financial results because Peregrine’s management believes that it provides meaningful information regarding the Company’s operating performance and facilitates management’s internal comparisons to the Company’s historical and current operating results and to the operating results of other companies. The Company believes that non-GAAP information is useful to investors because it allows for greater transparency of the Company’s operating performance.

Management Commentary

“Peregrine saw further growth in the first quarter of fiscal 2006 as license revenue grew 21 percent over the same period last year, which we believe is one of the most important metrics of health in enterprise software,” said John Mutch, Peregrine president and CEO. “We are pleased to report success in managing and growing our core business, while improving our financial systems and internal controls as part of our Sarbanes-Oxley Act compliance efforts. This quarterly filing brings us current in our financial reporting as a public company to the Securities & Exchange Commission.”

About Peregrine

Peregrine Systems, Inc. is a global provider of enterprise software to enable leading companies to optimally manage the IT infrastructure. The Company’s flagship product suites—ServiceCenter® and AssetCenter®—create a foundation for IT asset and service management solutions based on industry best practices, including ITIL (IT Infrastructure Library). In addition, customers use Peregrine’s Configuration Services suite to gain an accurate, consolidated view of their IT assets. Peregrine recently introduced a new vision—Optimal IT—to deliver predictive analytics and decision modeling to optimize IT performance.

Founded in 1981, Peregrine has sustained a longstanding tradition of delivering software solutions with superior functionality to a broad segment of the global enterprise customer market. Headquartered in

San Diego, Calif., the Company conducts business from offices in the Americas, Europe and Asia Pacific. For more information, please visit: www.peregrine.com.

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Risk Factors

Peregrine’s management has completed its assessment of internal control over financial reporting for the fiscal year ended March 31, 2005, and the Company’s independent registered public accounting firm has completed its review of management’s assessment as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Annual Report on Form 10-K/A filed on October 18, 2005 includes the report of management on internal control over financial reporting and the associated report of the Company’s independent registered public accounting firm. Management has identified certain control deficiencies which represent material weaknesses at March 31, 2005. Given the material weaknesses in the Company’s internal control over financial reporting, the Company cannot assure that it will be able to file its periodic reports with the SEC on a timely basis. For further information regarding risks and uncertainties associated with the Company, please refer to the risk factors described in the Company’s Amended Annual Report and other filings with the SEC. The Company believes trading in its securities at this time is highly speculative and involves a high degree of risk.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans and intentions of the Company. These statements relate to expectations about future events or results and are based upon information available to the Company as of today’s date. These forward-looking statements are not guarantees of the future performance of the Company and actual events or results may vary materially from the events and results discussed in this press release or in any other forward-looking statements made by or on behalf of the Company. The Company disclaims any obligation to update or revise any of the forward-looking statements contained herein to reflect future events or developments.

Peregrine Systems, ServiceCenter and AssetCenter are registered trademarks of Peregrine Systems, Inc. or its affiliates. All other marks are the property of their respective owners.

Reconciliation of Non-GAAP Net Loss with GAAP Net Loss
(In thousands, except per share amounts; Unaudited)

	Three Months Ended June 30, 2005		Three Months Ended June 30, 2004
	Net Loss	Per Share	Net Loss	Per Share
Net loss (non-GAAP)(1)	$(5,579)	$(0.37)	$(8,570)	$(0.57)
Amortization of intangible assets(1)(2)	(5,800)	(0.38)	(5,831)	(0.39)
Restructuring, impairments and other(1)	198	0.01	—	—
Reorganization items, net(1)	(233)	(0.02)	(811)	(0.05)
Other income(1)	1,655	0.11	—	—
Net loss, as reported (GAAP)	$(9,759)	$(0.65)	$(15,212)	$(1.01)
Weighted-average shares used in computation, basic and diluted		15,074		15,022

(1)          Tax benefits have not been recorded in the historical periods in which the Company reported a net loss before income taxes; therefore, non-GAAP reconciling items are not presented net of the effects of income taxes.

(2)          Amortization of intangible assets includes $2,452 and $2,455 recorded in cost of licenses for the three months ended June 30, 2005 and 2004, respectively.

PEREGRINE SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	June 30, 2005	March 31, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$76,356	$84,765
Cash—restricted	4,455	4,325
Accounts receivable, net	29,394	35,407
Deferred taxes	4,127	4,620
Other current assets	7,029	8,887
Total current assets	121,361	138,004
Property and equipment, net	8,814	8,422
Identifiable intangible assets, net	80,649	86,942
Goodwill	182,550	184,835
Investments and other assets	2,062	2,113
Total assets	$395,436	$420,316
LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,207	$4,106
Accrued expenses	62,413	69,642
Current portion of deferred revenue	56,955	66,086
Current portion of notes payable	17,867	17,811
Total current liabilities	141,442	157,645
Non-current Liabilities:
Deferred revenue, net of current portion	4,139	5,906
Notes payable, net of current portion	29,134	29,007
Deferred taxes	5,040	4,923
Total non-current liabilities	38,313	39,836
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.0001 par value, 5.0 million shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100.0 million shares authorized, 15.1 million and 15.0 million shares issued and outstanding, respectively	2	2
Additional paid-in capital	271,160	271,150
Subscriptions receivable	(36)	(36)
Accumulated deficit	(53,027)	(43,268)
Accumulated other comprehensive loss	(2,418)	(5,013)
Total stockholders’ equity	215,681	222,835
Total liabilities and stockholders’ equity	$395,436	$420,316

PEREGRINE SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts; Unaudited)

	Three Months Ended June 30, 2005	Three Months Ended June 30, 2004
Revenue:
Licenses	$13,497	$11,145
Maintenance	26,270	25,237
Consulting and training	4,819	3,792
Total revenue	44,586	40,174
Operating Costs and Expenses:
Cost of licenses(1)	2,756	2,854
Cost of maintenance	4,675	4,544
Cost of consulting and training	5,158	3,885
Sales and marketing	18,476	16,274
Research and development	8,469	7,508
General and administrative	11,542	12,819
Amortization of intangible assets	3,348	3,376
Restructuring, impairments and other	(198)	—
Total operating costs and expenses	54,226	51,260
Operating loss	(9,640)	(11,086)
Foreign currency transaction losses, net	(1,065)	(1,069)
Reorganization items, net	(233)	(811)
Interest income	695	249
Interest expense	(820)	(1,216)
Other income	1,655	—
Loss before income taxes	(9,408)	(13,933)
Income tax expense	(351)	(1,279)
Net loss	$(9,759)	$(15,212)
Net loss per share, basic and diluted:
Net loss per share	$(0.65)	$(1.01)
Weighted-average shares used in computation, basic and diluted	15,074	15,022

(1)          Includes amortization expense of $2,452 and $2,455 related to developed technology for the three months ended June 30, 2005 and 2004, respectively.